CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of
Oppenheimer Quest For Value Funds:

We consent to the use in this Registration Statement of Oppenheimer Quest
Opportunity Value Fund (one of the portfolios constituting the Oppenheimer
Quest For Value Funds), of our report dated December 12, 2006, included in the Statement of Additional Information, which is part of such Registration
Statement, and to the references to our firm under the headings "Financial
Highlights" appearing in the Prospectus, which is also part of such
Registration Statement and "Independent Registered Public Accounting Firm"
appearing in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado
February 21, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of
Oppenheimer Quest For Value Funds:

     We consent to the use in this Registration  Statement of Oppenheimer Small-
&  Mid- Cap Value Fund (one of the portfolios  constituting  the Oppenheimer
Quest For Value Funds),  of our report dated December 12, 2006,  included in the
Statement  of  Additional  Information,  which  is  part  of  such  Registration
Statement,  and to the  references  to our firm  under the  headings  "Financial
Highlights" appearing in the Prospectus, which is also part of such Registration
Statement and "Independent  Registered  Public Accounting Firm" appearing in the
Statement of Additional Information.

/s/ KMPG LLP

KPMG LLP

Denver, Colorado
February 21, 2007